UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Coty Inc. filed with the Securities and Exchange Commission on April 29, 2020 (the “Original Filing”) to amend Item 9.01 to include Exhibit 10.1 that was referenced in the Original Filing but was not hyperlinked to the filing due to a technical error. This Form 8-K/A sets forth Items 1.01, 2.03 and 9.01 in their entirety, without any changes to the disclosure in the Original Filing.

Item 1.01 Entry Into a Material Definitive Agreement.

On April 29, 2020, Coty Inc. (NYSE: COTY) (the “Company” or “Coty” ) Coty obtained the approval required from its lenders to amend its existing credit agreement. The amendment (1) provides a net debt to EBITDA financial covenant “holiday” through March 31, 2021; (2) establishes a quarterly minimum liquidity covenant through March 31, 2021 of $350 million; and (3) effectively places certain limitations on the ability to make certain investments and restricted payments and on incurring additional indebtedness. Such amendment required the approval of the holders of a majority of outstanding commitments and indebtedness relating to the Term Loan A and revolving credit facility under the credit agreement. The amendment does not modify the applicable funding costs during the period through March 31, 2021.

The foregoing summary of Amendment No. 2 (the “Amended Credit Agreement”) to the Amended and Restated Credit Agreement, dated as of April 5, 2018, as amended by Amendment No. 1, dated as of June 27, 2019 (the “2018 Credit Agreement”), with Coty B.V., a Dutch subsidiary of Coty, the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent is not complete and is qualified in its entirety by reference to the full and complete text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(i)Exhibits:

Exhibit No.	Description
10.1
Amendment No. 2, dated April 29, 2020, to the Amended and Restated Credit Agreement, dated April 5, 2018 and as amended by Amendment No. 1 dated July 27, 2019, by and among Coty Inc., Coty B.V., the other borrowers party thereto from time to time, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: April 30, 2020	By:	/s/Pierre-André Terisse
Pierre-André Terisse
Chief Financial Officer and Chief Operating Officer